Exhibit 99.1

FOR IMMEDIATE RELEASE
November 4, 2025

Franklin Wireless Corp. Announces One-Time Special Dividend

San Diego, California — November 4, 2025 — Franklin Wireless Corp. (NASDAQ: FKWL) today announced that its Board of Directors has approved a one-time special dividend of $0.04 per share.

The dividend will be payable on December 2, 2025, to shareholders of record as of the close of business on November 14, 2025.

“The Board’s approval of this special dividend reflects our ongoing commitment to creating value for shareholders. We thank our investors for their continued confidence and support,” said OC Kim, President and Chief Executive Officer of Franklin Wireless. “We remain focused on driving long-term growth through continued innovation and operational excellence.”

About Franklin Wireless Corporation

Franklin Wireless Corp. (NASDAQ: FKWL) is a leading provider of wireless broadband and IoT solutions. The Company designs, develops, and markets wireless connectivity devices, including mobile hotspots, routers, and integrated software solutions, that enable reliable, high-performance communications for consumers and enterprises worldwide.

Founded in 1981 and headquartered in San Diego, California, Franklin Wireless serves major operators, distributors, and system integrators across global markets.

For more information, please visit www.franklinaccess.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Actual results may differ materially from those expressed or implied due to various factors.